Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders

Boulder Specialty Brands, Inc.

Longmont, Colorado

We have audited the accompanying balance sheet of Boulder Specialty Brands, Inc., a corporation in the development stage (the Company) as of December 21, 2005, and the related statements of operations, stockholders’ equity and cash flows for the period May 31, 2005 (inception) to December 21, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boulder Specialty Brands, Inc. as of December 21, 2005, and the results of its operations and its cash flows for the period May 31, 2005 (inception) to December 21, 2005 in conformity with accounting principles generally accepted in the United States of America.

Ehrhardt Keefe Steiner & Hottman PC

December 21, 2005

Denver, Colorado

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Balance Sheet

December 21, 2005

Assets
Current assets
Cash	$1,648,287
Cash held in trust	98,354,755

Total current assets	100,003,042
Other	800

Total assets	$100,003,842

Liabilities and Stockholders’ Equity
Current liabilities
Offering costs payable and accrued expenses	$466,728
Advances from stockholders	8,169
Deferred underwriting fees	3,573,035

Total current liabilities	4,047,932

Common stock, subject to possible conversion, 2,550,892 shares at conversion value	19,661,116

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—
Common stock, $0.0001 par value, 75,000,000 shares authorized; 15,951,050 shares issued and outstanding (including 2,550,892 subject to conversion)	1,595
Additional paid-in capital	78,653,865
Deficit accumulated during the development stage	(2,360,666)

Total stockholders’ equity	76,294,794

Total liabilities and stockholders’ equity	$100,003,842

See accompanying notes to financial statements.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Statement of Operations

For the period from May 31, 2005 (inception) to December 21, 2005

Formation and operating costs	$810
Expenses settled with founders stock	2,359,856

Net loss	$(2,360,666)

Basic and diluted net loss per share	$(0.66)

Weighted average shares outstanding – basic and diluted	3,565,529

See accompanying notes to financial statements.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Statement of Stockholders’ Equity

For the period from May 31, 2005 (inception) to December 21, 2005

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Stockholders’ Equity
	Shares	Amount
Initial capital from founding stockholders for cash	3,190,210	$319	$24,681	$—	$25,000
Sale of 12,760,840 units, net of underwriting discount and offering expenses (including 2,550,892 shares subject to possible conversion)	12,760,840	1,276	94,230,444	—	94,231,720
Proceeds subject to possible conversion of 2,550,892 shares	—	—	(19,661,116)	—	(19,661,116)
Proceeds from the issuance of warrants	—	—	1,700,000	—	1,700,000
Expenses settled with founders stock	—	—	2,359,856	—	2,359,856
Net loss	—	—	—	(2,360,666)	(2,360,666)

Balance at December 21, 2005	15,951,050	$1,595	$78,653,865	$(2,360,666)	$76,294,794

See accompanying notes to financial statements.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Statement of Cash Flows

For the period from May 31, 2005 (inception) to December 21, 2005

Cash flows from operating activities
Net loss	$(2,360,666)
Expenses settled with founders stock	2,359,856

Net cash used in operating activities	(810)

Cash flows from investing activities
Cash held in trust fund	(98,354,755)
Payments for other assets	(800)

Net cash used by investing activities	(98,355,555)

Cash flows from financing activities
Proceeds from notes payable to stockholders	200,000
Payments on notes payable to stockholders	(200,000)
Increase in advances from stockholders	8,169
Proceeds from sale of shares of common stock	25,000
Gross proceeds from public offering	102,086,720
Proceeds from sale of warrants	1,700,000
Payments for offering costs	(3,815,237)

Net cash provided by financing activities	100,004,652

Net increase in cash	1,648,287
Cash – beginning of period	—
Cash – end of period	$1,648,287

Supplemental schedule of non-cash financing activities
Accrual of deferred offering costs	$466,728

Accrual of deferred underwriter fees	$3,573,035

See accompanying notes to financial statements.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Notes to Financial Statements

Note 1 – Organization and Nature of Business Operations

Boulder Specialty Brands, Inc. (the “Company”) was incorporated in Delaware on May 31, 2005 as a blank check company whose objective is to acquire through a merger, stock exchange, asset acquisition or similar business combination with a currently unidentified operating business or businesses.

At December 21, 2005, the Company had not commenced any operations. All activity through December 21, 2005 relates to the Company’s formation and the initial public offering (the “Offering”) described below and in Note 3. The Company has selected December 31, as its fiscal year end.

The registration statement for the offering was declared effective on December 16, 2005. The Company consummated the offering on December 21, 2005, and received net proceeds of approximately $94 million. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “Target Business” shall mean one or more businesses that at the time of the Company’s initial business combination has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.6 million or approximately $4.1 million if the over-allotment option is exercised in full) described below and a “Business Combination” shall mean the initial combination of the Company of such Target Business that meets the fair market value criterion above.

The Company’s efforts in identifying a prospective Target Business will be limited to businesses in the food and beverage industries. The Company may explore opportunities in the food and beverage industries in both domestic and international markets.

Approximately 96% of the proceeds of this offering were placed in a trust account invested until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) the liquidation of the Company. The proceeds in the trust account include 3.5% of the gross proceeds representing deferred underwriting discounts and commissions that will be released to the underwriters on completion of a Business Combination. The remaining proceeds outside of the trust account, together with interest income on the balance in the trust account, net of income taxes on such interest, of up to $750,000 that is releasable to the Company, may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Notes to Financial Statements

Note 1 – Organization and Nature of Business Operations (continued)

The Company will seek stockholder approval before it will effect any Business Combination, even if the Business Combination would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required to approve any Business Combination, all of the Company’s existing stockholders, including its officers and directors (“Initial Stockholders”), have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the Public Stockholders. “Public Stockholders” are the holders of common stock sold as part of the Units in the Offering or in the aftermarket. The Company will proceed with a Business Combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders owning less than 20% of the shares sold in the Public Offering exercise their conversion rights. If a majority of the shares of common stock voted by the Public Stockholders are not voted in favor of a proposed initial Business Combination but 18 months has not yet passed since closing of the Offering (or within 24 months from the consummation of the Offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of the Offering and the Business Combination has not yet been consummated within such 18 month period), the Company may combine with another Target Business meeting the fair market value criterion described above.

Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the trust account, before payment of underwriting discounts and commissions and including any interest earned on their portion of the trust account net of income taxes payable thereon, and net of any interest income (less income taxes payable) of up to $750,000 on the balance of the trust account previously released to the Company, if a Business Combination is approved and completed. Public Stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any Warrants they may hold.

The Company will dissolve and promptly distribute only to its Public Stockholders the amount in the trust account less any income taxes payable on interest income plus any remaining net assets if the Company does not effect a Business Combination within 18 months after consummation of the Offering (or within 24 months from the consummation of the Offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of the Offering and the Business Combination has not yet been consummated within such 18 month period). In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Offering discussed in Note 3).

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Notes to Financial Statements

Note 2 – Summary of Significant Accounting Policies

Loss Per Common Stock

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average shares of common stock outstanding for the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Deferred income taxes are provided for the differences between the basis of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $100. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance as of December 21, 2005.

The effective tax rate differs from the statutory tax rate due to state income tax and the increase in the valuation allowance.

Recently Issued Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123R, Share-Based Payment. SFAS No. 123R replaced SFAS No. 123 and superseded APB 25. SFAS No. 123R will require compensation cost related to equity-based payment transactions to be recognized in financial statements. SFAS No. 123R requires measurement of the cost of equity-based payment transactions to employees at the estimated fair value of the award on the grant date and recognition of expense over the requisite service or vesting period. SFAS No. 123R requires implementation using a modified version of prospective application, under which compensation expense for the unvested portion of previously granted awards and all new awards will be recognized on or after the date of adoption. SFAS No. 123R also allows companies to adopt SFAS No. 123R by restating previously issued financial statements, basing the amounts on the expense previously calculated and reported in the pro forma footnote disclosures required under SFAS No. 123. The provisions of SFAS No. 123R will be adopted by the Company effective for the fiscal year ending 2006. The impact on the Company’s financial statements will correlate directly with the number of options, if any, issued by the Company. The Company has no option plans authorized or existing at December 21, 2005.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Notes to Financial Statements

Note 2 – Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements (continued)

Other than the aforementioned, management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 – Initial Public Offering

In the Offering, the Company sold to the public 12,760,840 units (“Units”) at a price of $8.00 per unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a Business Combination with a Target Business or December 16, 2006, and expiring December 16, 2009, unless earlier redeemed. Up to an additional 1,914,126 units may be issued on exercise of a 30-day option granted to the underwriters to cover any over-allotments. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within; a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

The Company agreed to pay the Underwriters of the Offering fees equal to 7.0% of the gross proceeds; the Underwriters have agreed to defer 3.5% of their fees until consummation of a Business Combination. The Company will pay the deferred fees out the proceeds of the Offering held in trust.

Note 4 – Notes Payable to Stockholders and Related Party Transactions

The Company issued an aggregate of $200,000 in unsecured promissory notes to two Initial Stockholders on June 21, 2005. The notes were paid in full during December 2005.

The Company has agreed to pay up to $10,000 a month in total for office space and general and administrative services to affiliates of two of the Initial Stockholders. Services commenced on the effective date of the Offering and will terminate upon the earlier of (i) the consummation of a Business Combination, or (ii) the liquidation of the Company.

Two of the Initial Stockholders have made advances to the Company to cover expenditures in the amount of $8,169.

Certain stockholders purchased an aggregate of 1,000,000 warrants concurrently with the closing of the Offering at a price of $1.70 per warrant directly from the Company. They have agreed that these warrants purchased by them will not be sold or transferred until completion of a Business Combination.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Notes to Financial Statements

Note 4 – Notes Payable to Stockholders and Related Party Transactions (continued)

One of the founding stockholders has agreed to issue an option to purchase 61,927 of common shares that they currently hold individually at $.0082 per share to a third party. Upon the issuance of the option, the Company will be required to reflect the difference between the fair value of the option and the $.0082 as an offering cost. This will result in no impact on net income or total stockholders’ equity.

During September 2005, founding stockholders sold 39,878 shares of common stock to a Company director at the founders purchase price of $0.00784 per share. In November 2005, founding stockholders sold to a former consultant and new Company director 300,255 shares of common stock at the founders purchase price of $0.00784 per share. The Company had previously entered into a consulting agreement with the former consultant that was rescinded. Additionally, the founding stockholders in November and December 2005, sold an additional 16,158 and 37,532 shares, respectively, of common stock to an existing stockholders at the founders purchase price of $0.00784 per share. The Company recorded an expense in the financial statements for the aforementioned sales of common stock by founders for the difference between the estimated fair value of the shares sold and the founders price, which totaled $2,359,856 for the period ended December 21, 2005.

Note 5 – Preferred Stock

The Company is authorized to issued 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.